UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to License Agreement

On March 12, 2008, Jazz Pharmaceuticals, Inc. (the “Company”) entered into an Amendment No.1 (the “Solvay Amendment”) to its License Agreement dated as of January 31, 2007 (the “License Agreement”) with Solvay Pharmaceuticals, Inc. (“Solvay”). Under the Solvay Amendment, the times at which the Company is to make certain milestone payments to Solvay in connection with the FDA approval and commercial launch of once daily LUVOX® CR (fluvoxamine maleate capsules) (the “Product”) have been delayed. Under the License Agreement, $20 million was due within 15 days after FDA approval of the Product, and an additional $21 million was due within 15 days after the first commercial sale of the Product. Under the Solvay Amendment, $10 million will be due within 30 days after FDA approval of the Product; an additional $10 million will be due within 39 days after FDA approval of the Product; $10.5 million will be due on the later of (a) September 30, 2008 or (b) the last day of the first calendar quarter following the calendar quarter in which the first commercial sale of the Product occurs; and (iv) $10.5 million will be due on the later of (a) December 31, 2008 or (b) the last day of the second calendar quarter following the calendar quarter in which the first commercial sale of the Product occurs. In addition, Solvay’s commitment to pay 50% of certain post-approval studies and activities has been reduced from $2 million to $1.4 million, of which $0.4 million has already been paid. Finally, the Solvay Amendment eliminates a provision of the License Agreement that would have reduced certain milestone payments due to Solvay in the event of a manufacturing delay by Elan Pharma International Limited. The foregoing description of the material terms of the Solvay Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Solvay Amendment that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Senior Secured Note and Warrant Purchase Agreement and Related Agreements

On March 14, 2008, the Company and JPI Commercial, LLC (“JPIC”), a wholly-owned subsidiary of the Company, entered into a Senior Secured Note and Warrant Purchase Agreement among the purchasers named therein (the “Purchasers”), the Company and JPIC (the “New Note Purchase Agreement”), as well as certain related agreements. Under the terms of the New Note Purchase Agreement, JPIC issued and sold $40 million in aggregate principal amount of senior secured notes (the “Initial Tranche Notes”) on March 17, 2008 (the “Initial Closing”). JPIC may also issue and sell, and the Purchasers have agreed to purchase, up to an additional $30 million in aggregate principal amount of senior secured notes (the “Second Tranche Notes” and together with the Initial Tranche Notes, the “New Notes”) in a subsequent closing (the “Subsequent Closing”) to occur not later than January 31, 2009. The Subsequent Closing is subject to sales of the Company’s commercial products reaching certain levels by the end of 2008 (the “Product Sales Test”) and is subject to other customary closing conditions. In addition, at the Initial Closing, a total of $80 million in aggregate principal amount of outstanding senior secured notes (the “Orphan Notes”) of Orphan Medical, LLC (“Orphan”), a wholly-owned subsidiary of the Company, were exchanged by the holders of the Orphan Notes for the same principal amount of new senior secured notes under the New Note Purchase Agreement (the “Orphan Exchange Notes” and together with the New Notes, the “Notes”), such that the total indebtedness under the New Note Purchase Agreement is $120 million with a possibility to increase to up to $150 million in the Subsequent Closing, subject to the satisfaction of the Product Sales Test and the other customary closing conditions.

The Notes issued under the New Note Purchase Agreement, and those that would be issued in connection with a Subsequent Closing, are due and payable on June 24, 2011, with interest accruing at a rate of 15.0% per annum from the date of issuance and payable quarterly in arrears. Under the terms of the New Note Purchase Agreement, the Company issued to the Purchasers of the Initial Tranche Notes warrants to purchase a total of 562,192 shares of the Company’s common stock exercisable at an exercise price of $14.23 per share at any time until March 17, 2013 (the “Initial Tranche Warrants”). In the

event that the Subsequent Closing is consummated, the Company would issue to the Purchasers of the Second Tranche Notes additional warrants (the “Second Tranche Warrants” and together with the Initial Tranche Warrants, the “Warrants”) to purchase an aggregate of such number of shares of the Company’s common stock as will equal (i) 20% of the aggregate principal amount of the Second Tranche Notes issued in the Subsequent Closing divided by (ii) the exercise price of the Second Tranche Warrants, which exercise price will equal the greater of (x) $2.00 or (y) the product of 1.2 times the volume weighted average price of the Company’s common stock for the period of 30 consecutive days ending on the date the Company and JPIC give the Purchasers a required notice under the New Note Purchase Agreement for the consummation of the Subsequent Closing. The Second Tranche Warrants, if issued, would be exercisable at any time for a period of five years from the date of issuance.

Pursuant to the New Note Purchase Agreement, the Company guaranteed the obligations of JPIC to repay the Notes, and the Purchasers were granted a first priority security interest in all of the Company’s assets and those of JPIC to secure repayment of the Notes and performance under the Company’s guaranty. If at any time after the quarter ending on March 31, 2009, sales of the Company’s products do not reach certain specified levels, JPIC is required to maintain a minimum cash balance equal to 15% of the then outstanding principal amount of the Notes. Among other limitations included therein, the New Note Purchase Agreement also (i) restricts JPIC and the Company from incurring additional indebtedness or incurring liens, subject to certain limited exceptions, and (ii) restricts the Company and JPIC from transferring the rights to their respective commercial products to third parties, subject to certain limited exceptions. The Company has also agreed to certain working capital restrictions and other restrictions with respect to the payment or declaration of any dividends or the making of certain other restricted payments. In addition, the Company agreed that it and its subsidiaries will not be a party to certain mergers, consolidations or dispositions of assets while any Notes remain outstanding. Amounts due under the Notes may be accelerated upon the occurrence of customary events of default as provided in the New Note Purchase Agreement, including but not limited to a change in control of the Company or the failure of JPIC or the Company to comply with the restrictions noted above. Additionally, JPIC may be required to repurchase or redeem all or a portion of the Notes upon the occurrence of certain events, including, under certain circumstances, if annualized net sales of the Company’s products fall below certain specified levels.

At the Initial Closing, the Company also entered into a Registration Rights Agreement with the Purchasers of the Initial Tranche Notes (the “Registration Rights Agreement”) pursuant to which it agreed to file on or prior to June 6, 2008 a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering for resale the shares of the Company’s common stock issuable upon exercise of the Warrants (the “Resale Registration Statement”). In connection with the Registration Rights Agreement, the Company entered into a Waiver and Amendment Agreement (the “Amendment Agreement”), which waived certain of the terms of that certain Third Amended and Restated Investor Rights Agreement made effective as of June 6, 2007 by and among the Company and the investors named therein (the “Investor Rights Agreement”) with respect to the entry into the Registration Rights Agreement by the Company and the filing of the Resale Registration Agreement, and effected certain technical amendments to the Investor Rights Agreement related thereto.

LB I Group Inc., which serves as Collateral Agent under the New Note Purchase Agreement, is affiliated with Lehman Brothers Inc., with which certain entities that are stockholders of the Company are affiliated. In addition, immediately prior to the closing, LB I Group held a majority of the Orphan Notes, and LB I Group currently holds a majority of the Notes. Assuming the Product Sales Test is met and the satisfaction of the conditions to the Subsequent Closing, LB I Group Inc. is obligated to purchase up to $27 million principal amount of Second Tranche Notes, if so requested by JPIC. In addition, LB I Group Inc. received an arrangement fee of $0.8 million in connection with the transactions contemplated by the New Note Purchase Agreement. All of the Purchasers of the Initial Tranche Notes and Orphan Exchange Notes were holders of Orphan Notes.

The foregoing is only a brief description of the material terms of the New Note Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Amendment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the New Note Purchase Agreement, forms of New Note and Orphan Exchange Note, form of Warrant, the Registration Rights Agreement and the Amendment Agreement, respectively, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 1.02	Termination of a Material Definitive Agreement.

Reference is made to the description set forth under Item 1.01 above with respect to the New Note Purchase Agreement, related agreements and the issuance of the Notes, which is incorporated into this Item 1.02 by reference. At the Initial Closing, the Orphan Notes were retired and that certain Senior Secured Note and Warrant Purchase Agreement, dated June 24, 2005 (the “Prior Note Purchase Agreement”), by and among the Company, Orphan, the Collateral Agent named therein and the purchasers thereto (the “Prior Purchasers”) was terminated. Neither the Company nor Orphan incurred any penalties relating to the retirement of the Orphan Notes or the termination of the Prior Note Purchase Agreement. Under the terms of the Prior Note Purchase Agreement, Orphan issued and sold to the Prior Purchasers the Orphan Notes and the Company guaranteed the obligations of Orphan to repay the Notes. The Prior Purchasers were granted a first priority security interest in all of the Company’s and Orphan’s assets to secure repayment of the Orphan Notes and performance under the Company’s guaranty. The Prior Note Purchase Agreement also contained terms restricting the activities of Orphan and the Company generally commensurate with the restrictions included in the New Note Purchase Agreement. In connection with the issuance of the Orphan Notes, the Company issued to the Prior Purchasers warrants to purchase 785,728 shares of the Company’s common stock exercisable at an exercise price of $20.36 per share at any time until June 24, 2012 (the “Prior Warrants”). The Prior Warrants were not terminated in connection with the New Note Purchase Agreement and remain outstanding as of the date hereof. Reference is made to the description under Item 1.01 with respect to the relationships between the Company and the Prior Purchasers, including LB I Group Inc.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the description set forth under Item 1.01 above with respect to the terms of the New Note Purchase Agreement, related agreements and the Notes, which is incorporated into this Item 2.03 by reference, including with respect to the brief description of the events that may cause amounts due under the Notes to be accelerated or require JPIC to repurchase or redeem the Notes.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the New Note Purchase Agreement, related agreements and the terms of the Warrants, which is incorporated into this Item 3.02 by reference. The Initial Tranche Warrants were issued to the Purchasers in consideration of the purchase of the Initial Tranche Notes by the Purchasers and were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. If issued, the Second Tranche Warrants will be issued to the Purchasers in consideration of the purchase of the Second Tranche Notes and will be issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder reliance. Under the New Note Purchase Agreement, each Purchaser has represented to the Company that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and that the Warrants are being acquired for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

Reference is made to the description set forth under Item 1.01 above with respect to the New Note Purchase Agreement, related agreements and the issuance of the Notes, which is incorporated into this Item 3.03 by reference, including with respect to the Company’s agreement to certain working capital restrictions and other restrictions with respect to the payment or declaration of any dividends or the making of certain other restricted payments. As noted in Item 1.01 above, the Company has also agreed that it and its subsidiaries will not be a party to certain mergers, consolidations or dispositions of assets while any Notes remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel
and Corporate Secretary

Date: March 18, 2008